UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 29, 2009
(Date of earliest event reported)

U.S. Precious Metals, Inc.
(Exact name of registrant as specified in the charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

171 Walnut Crest Run
Sanford, Florida 32771
(Address of Principal Executive Offices)

(407) 566-9310
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-22(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c)

Section 5 – Corporate Governance and Management

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2009, the Board of Directors of U.S. Precious Metals, Inc. (the “Company”) approved a grant of shares of common stock, par value $0.00001, in the amounts set forth below to the Company’s named executive officers and each member of the Board. The below grants are in lieu of cash compensation for services rendered to the Company during calendar year 2009.

Name	Title	Number of Shares Granted

Jesus Oliveras	Chief Financial Officer	250,000 shares
David Burney	President	250,000 shares
M. Jack Kugler	Chief Executive Officer and Director	500,000 shares
Jerry Pane	Director	250,000 shares
Brian Russell	Director	250,000 shares
Sheldon Baer	Director	250,000 shares

The Company is currently scheduled to issue the shares of Common Stock sometime in the first calendar quarter of 2010.

The Board also approved an annual base salary for M. Jack Kugler of Two Hundred Fifty Thousand Dollars and 00/100 ($250,000.00) for the fiscal year ending May 31, 2010 in connection with services rendered in his capacity as Chief Executive Officer and Chairman of the Board. This salary will accrue until it becomes payable. It will be payable only if, when and to the extent the Company retains a minimum balance in its operating account of at least $1,000,000. If at any time the Company’s operating account does not contain $1,000,000, Mr. Kugler will not receive payment of his salary unless and until the Company’s operating account again contains $1,000,000.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Precious Metals, Inc.

By:	/s/ M. Jack Kugler

Name: M. Jack Kugler
Title: Chief Executive Officer
Date: June 2, 2009